Exhibit 1.1

EXECUTION VERSION

19,866,397 SHARES

APPLOVIN CORPORATION

CLASS A COMMON STOCK, PAR VALUE $0.00003 PER SHARE

UNDERWRITING AGREEMENT

FEBRUARY 29, 2024

February 29, 2024

BofA Securities, Inc.

As Representative of the several Underwriters

named in Schedule I hereto (the “Representative”)

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

KKR Denali Holdings L.P. (the “Selling Stockholder”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 19,866,397 shares (including the Repurchase Shares (as defined below)) (the “Firm Shares”) of the Class A common stock, par value $0.00003 per share (the “Class A common stock”), of AppLovin Corporation, a Delaware corporation (the “Company”).

The Firm Shares and the Repurchase Shares are hereinafter collectively referred to as the “Shares.” The shares of Class B common stock, par value $0.00003 per share, of the Company are hereinafter referred to as the “Class B common stock.” The Class A common stock and the Class B common stock are hereinafter collectively referred to as the “Common Stock.”

Subject to the sale of the Firm Shares by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 10,466,397 Shares (the “Repurchase Shares”) pursuant to Section 3 of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3 (File No. 333-272328), including a prospectus, relating to certain securities, including the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this underwriting agreement (this “Agreement”), is hereinafter called the “Base Prospectus”; the prospectus supplement, together with the Base Prospectus, in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus that omitted information pursuant to Rule 430A or 430B under the Securities Act that, together with the Base Prospectus, was used after effectiveness and prior to the execution and delivery of this Agreement, and “Time of Sale Prospectus” means the Base Prospectus and preliminary prospectus, together with the documents, pricing information and free writing prospectuses, if any, set forth in Annex A hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of any such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as of the date of any such amendment or supplement, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain as of the date of such amendment or supplement any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 11(c)).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or, if filed after the effective date of this Agreement, will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Annex A hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued shares of capital stock or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company and the Share Repurchase has been duly authorized by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding on the date hereof (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares are not subject to any preemptive or similar rights that have not been validly waived.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the Share Repurchase) will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as has previously been obtained and such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement (including the Share Repurchase) or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not and, immediately after giving effect to the Share Repurchase, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and each of its subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ( “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as have been validly waived or complied with in connection with the sale of the Shares contemplated hereby.

(r) (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other “Covered Region” of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (except for acquisitions of capital stock by the Company pursuant to agreements that permit the Company to repurchase such shares upon the applicable party’s termination of service to the Company or in connection with the exercise of the Company’s right of first refusal upon a proposed transfer or as part of the Company’s publicly disclosed repurchase program), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or forfeiture of equity awards outstanding under the Company’s equity incentive plans as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v) The Company and each of its subsidiaries do not own any real property. The Company and each of its subsidiaries have good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(w) below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially diminish the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(w) Except as would not reasonably be expected to singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own or possess, or have obtained sufficient legal rights and licenses to, all patents, patent rights, patent applications, inventions, invention registrations, invention disclosures, copyrights, technology, software, databases, know-how (including any trade secrets and any other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, domain names, social media identifiers and accounts and other source identifiers and any other intellectual property or similar proprietary rights in any jurisdiction throughout the world (including any and all issuances and registrations and applications for issuance or registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”) used or held for use in or otherwise reasonably necessary to conduct the businesses now operated by them and as disclosed or proposed to be operated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Company’s and its subsidiaries’ conduct of their businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, rights of any others with respect to any Intellectual Property; (iii) the Intellectual Property owned by the Company and its subsidiaries (the “Company Intellectual Property”) or exclusively licensed to the Company and its subsidiaries are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the ownership, validity, scope or enforceability of any such Intellectual Property by the Company or its subsidiaries; (iv) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property by the Company or its subsidiaries which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (v) no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company Intellectual Property; (vi) all the Company Intellectual Property is owned solely and exclusively by the Company or such subsidiaries and the Company and its subsidiaries own such Company Intellectual Property free and clear of all material liens, encumbrances, defects or other restrictions; (vii) neither the Company nor any of its subsidiaries has received communications regarding the Company’s or any of its subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of a third party; (viii) no employees or contractors engaged in the development of material Intellectual Property on behalf of the Company or any subsidiary of the Company have breached or violated their respective invention assignment agreements whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Company or the applicable subsidiary; and (ix) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret and have taken reasonable steps in accordance with normal industry standards and practices to maintain the confidentiality of all Company Intellectual Property the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(x) Except as would not reasonably be expected to singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(y) Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards with which they have publicly represented compliance or that are binding on the Company or its subsidiaries pursuant to contract or applicable law or regulation, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to privacy, data protection, and information security with respect to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, or sensitive data (“Data Security Obligations,” and such data, “Data”); (ii) the Company and each of its subsidiaries have not received any notification of or complaint regarding, and each of them have no knowledge of any event or condition that would be expected to result in, their non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.

(z) Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have taken reasonable technical and organizational measures to protect the information technology and data processing systems, facilities and services used by or for the Company or its subsidiaries, including all networks, software, hardware, websites, applications, communications facilities, platforms and related systems (collectively, “Systems”), and Data in the possession or otherwise in the control of the Company or its subsidiaries and used in connection with the operation of the Company’s and its subsidiaries’ businesses, (ii) the Systems are free and clear of all bugs, errors, defects, time bombs, malware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other malicious software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, such Systems or software, data or other materials, (iii) the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans reasonably designed to protect against and prevent breach of and unauthorized destruction, loss, unauthorized access or distribution, use, access, disablement, misappropriation or modification or other compromise or misuse of or relating to the Systems or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”), and (iv) there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any such event or condition that would reasonably be expected to result in, any such Breach.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company or its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or termination of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and the results of their operations and the changes in their cash flows for the periods shown. Such financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and

Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ee) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission and incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ff) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect as of the date hereof and with which the Company is required to comply as of the date hereof.

(gg) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(hh) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii) The Company and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(jj) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ll) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(b) The execution and delivery by or on behalf of the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, (ii) the limited partnership agreement of the Selling Stockholder, or (iii) any agreement or other instrument binding upon the Selling Stockholder, except, in the case of the foregoing clauses (i)

and (iii) as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as have been obtained and made under the Securities Act, the Exchange Act, or the rules and regulations thereunder or may be required by the applicable securities or Blue Sky laws of the various states or foreign jurisdictions and from FINRA and such other approvals as have been or will be made or obtained on or prior to the Closing Date in connection with the offer and sale of the Shares.

(c) With respect to any Shares to be sold by the Selling Stockholder that are outstanding on the date hereof, the Selling Stockholder has, and on the Closing Date the Selling Stockholder will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) The Selling Stockholder has delivered to the Representative an executed lock-up agreement in substantially the form attached hereto as Exhibit A.

(f) All information furnished to the Company or the Underwriters by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus, each broadly available road show, if any, when considered together with the Time of Sale Prospectus or the Prospectus is (including, with respect to the Time of Sale Prospectus, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers), and on the Closing Date will be, true, correct and complete in all material respects, and did not, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the name of the Selling Stockholder, the number of total shares beneficially owned, the number of offered shares and the address and other information with respect to the Selling Stockholder (excluding percentages) under the caption “Selling Stockholder” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (such information, the “Selling Stockholder Information”).

(g) (i) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or controlled affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other “Covered Region” of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv) (a) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or controlled affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) The operations of the Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened.

(h) The Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Agreements to Sell and Purchase. The Selling Stockholder hereby agrees to sell to the several Underwriters the number of Firm Shares set forth in this Agreement, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $54.46 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) set forth in Schedule I hereto under the column titled “Number of Firm Shares to be Purchased” opposite the name of such Underwriter.

Substantially concurrently with, and subject to, the sale of the Firm Shares to the Underwriters pursuant to this Section 3, the Underwriters agree, severally and not jointly, to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Repurchase Shares set forth opposite the name of such Underwriter in Schedule I hereto at a price per share equal to the Purchase Price.

4. Terms of Public Offering. The Company and the Selling Stockholder are advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares (other than the Repurchase Shares) as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company and the Selling Stockholder are further advised by the Representative that the Shares (other than the Repurchase Shares) are to be offered to the public initially at $56.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.92400 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.92400 a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Stockholder shall be made to the account(s) specified by the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 6, 2024, or at such other time on the same or such other date, not later than March 11, 2024, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

On the Closing Date, subject to the sale of the Firm Shares by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, and in consideration for the Repurchase Shares, the Company shall pay the Purchase Price for each share of the Repurchase Shares by wire transfer of federal (same-day) funds to the account specified by the Underwriters to the Company at least twenty-four hours in advance. Payment for the Repurchase Shares shall be made against delivery by the Underwriters of the Repurchase Shares to the Company through the facilities of DTC for the account of the Company on the Closing Date.

The Firm Shares shall be registered in such names and in such denominations as the Representative shall request not later than one full business day prior to the Closing Date. The Firm Shares shall be delivered to the Representative on the Closing Date for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed by the Selling Stockholder, or an officer, attorney-in-fact or a trustee of the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), outside counsel for the Company, dated the Closing Date, each in form and substance reasonably satisfactory to the Representative.

(d) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholder, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Fenwick & West LLP (“Fenwick”), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

With respect to Sections 6(c), 6(d) and 6(e) above, WSGR, Simpson Thacher & Bartlett LLP and Fenwick may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions and negative assurance letter of WSGR and Simpson Thacher & Bartlett LLP described in Section 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, from Deloitte & Touche LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representative.

(h) The lock-up agreements between the Representative and the Selling Stockholder shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish for delivery to each Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as Representative may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration

Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) [Reserved].

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) The Company will upon request of an Underwriter deliver to each requesting Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending on and including the 60th day after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder (including the Company’s purchase of the Repurchase Shares), (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or settlement of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and the Prospectus, or (C) the grant of options, restricted stock units or any other type of equity award described in the Registration Statement, Time of Sale Prospectus and Prospectus, or the issuance of shares of Common Stock by the Company (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, (D) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, (E) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (F) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 10% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (including the Share Repurchase) determined on a fully-diluted basis.

8. Covenants of the Selling Stockholder. The Selling Stockholder covenants with each Underwriter as follows:

(a) The Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) The Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

9. Expenses. Whether or not the transactions contemplated in this Agreement (including the Share Repurchase) are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and counsel for the Selling Stockholder (subject to limitations in the Investors’ Rights Agreement), in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty percent (50%) of the cost of such aircraft to be paid by the Underwriters), (vii) the document production charges and expenses associated with printing this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, the Underwriters and the Company will each be responsible for any costs and expenses that the parties may agree to in writing.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each Selling Stockholder, the directors, officers, employees and agents of each Selling Stockholder, each person, if any, who controls each Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of each Selling Stockholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, (i) with respect to each Underwriter, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the Underwriter Information as defined in paragraph (c) below, and (ii) with respect to the Selling Stockholder, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder Information as defined in Section 2(f).

(b) The Selling Stockholder agrees to indemnify and hold harmless (i) each Underwriter, the directors, officers, employees and agents of each Underwriter, each person if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to Selling Stockholder Information relating to the Selling Stockholder furnished to the Company and/or the Underwriters in writing by or on behalf of the Selling Stockholder specifically for inclusion in the documents referenced in the foregoing indemnity. The aggregate liability of the Selling Stockholder under this Section 11(b) and the contribution provisions under this Section 11 shall be limited to an amount equal to the aggregate Public Offering Price, after underwriting commissions and discounts, but before expenses, of such Shares sold by the Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto (“Underwriter Information”);

it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the first paragraph under the heading “Underwriters–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriters–Price Stabilization, Short Positions” and the information under the heading “Underwriters–Electronic Distribution” in the Prospectus.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Sections 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and/or the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. Notwithstanding the provisions of this Section 11, the Selling Stockholder’s obligations to contribute any amount under this Section 11 are limited in the manner and to the extent set forth in Section 11(b) and in no event shall the aggregate liability of such Selling Stockholder under Section 11(b) and this Section 11 exceed the limit set forth in Section 11(b).

(f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the directors, officers, employees and agents of each Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Selling Stockholder or any person controlling the Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting

Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either the Representative, the Company or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, and not as a result of the occurrence of the events set forth in subsections (i), (iii), (iv) or (v) of Section 12 hereof, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the non-performing party will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder (including the Share Repurchase).

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Stockholder acknowledge that in connection with the offering of the Shares and the Share Repurchase: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholder or any other person, (ii) the Underwriters owe the Company and the Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholder and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein (including the Share Repurchase) constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: ***, Attention: Syndicate Department, with a copy to: Email: ***, Attention: ECM Legal; if to the Company shall be delivered, mailed or sent to 1100 Page Mill Road, Palo Alto, CA 94304, Attention: Chief Financial Officer.

[Signature Pages Follow]

Very truly yours, APPLOVIN CORPORATION

By:	/s/ Matthew A. Stumpf
Name: Matthew A. Stumpf
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDER

KKR Denali Holdings L.P. By: KKR Denali Holdings GP LLC, its general partner

/s/ Ted Oberwager
Name:	Ted Oberwager
Title:	Vice President

Address: ***

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof BOFA SECURITIES, INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Neil A. Kell
Name: Neil A. Kell
Title: Chairman, Global Head of TMT Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased (Excluding Repurchase Shares)	Number of Repurchase Shares To Be Purchased
BofA Securities, Inc.	3,013,642.00	3,355,525.00
BTIG, LLC	998,280.00	1,111,532.00
Evercore Group L.L.C.	598,466.00	666,360.00
Goldman Sachs & Co. LLC	598,466.00	666,360.00
Morgan Stanley & Co. LLC	598,466.00	666,360.00
Citigroup Global Markets Inc.	548,960.00	611,238.00
LionTree Advisors LLC	449,320.00	500,294.00
Loop Capital Markets LLC	449,320.00	500,294.00
Moelis & Company LLC	449,320.00	500,294.00
Piper Sandler & Co.	449,320.00	500,294.00
Raine Securities LLC	449,320.00	500,294.00
American Veterans Group, PBC	99,640.00	110,944.00
AmeriVet Securities, Inc.	99,640.00	110,944.00
Bancroft Capital, LLC	99,640.00	110,944.00
Blaylock Van, LLC	99,640.00	110,944.00
C.L. King & Associates, Inc.	99,640.00	110,944.00
MFR Securities, Inc.	99,640.00	110,944.00
Mischler Financial Group, Inc.	99,640.00	110,944.00
Stern Brothers & Co.	99,640.00	110,944.00

Total:	9,400,000.00	10,466,397.00

II-1

ANNEX A

1.	Time of Sale Prospectus

None.

2.	Pricing Information

Firm Shares: 19,866,397

Repurchase Shares: 10,466,397

Public Offering Price Per Share: $56.00

Settlement Date: March 6, 2024

A-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT (SELLING STOCKHOLDER)

FORM OF LOCK-UP AGREEMENT

_____________, 2024

BofA Securities, Inc.

As Representative of the several Underwriters

Listed on Schedule I to the Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that BofA Securities, Inc., as representative (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AppLovin Corporation, a Delaware corporation (the “Company”), and KKR Denali Holdings L.P. (the “Selling Stockholder”), providing for the offering (the “Offering”) by the Selling Stockholder to the several Underwriters listed on Schedule I to the Underwriting Agreement, including the Representative (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, par value $0.00003 per share, of the Company (the “Class A Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending on and including the 60th day after the date of the Prospectus (such period, the “Restricted Period,” and the date of such prospectus supplement, the “Offering Date”) relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B common stock, par value $0.00003 per share, of the Company (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than any shares of Common Stock sold to the Underwriters pursuant to the Underwriting Agreement, if any, or as otherwise provided herein. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The restrictions in the foregoing paragraph shall not apply:

(i) to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(ii) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian;

(iii) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, charitable contribution or for bona fide estate planning purposes;

(iv) (1) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to an immediate family member or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership, or adoption, not more remote than first cousin) or (2) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock not involving a change in beneficial ownership;

(v) to transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to partners (general or limited), members, managers, stockholders or holders of similar equity interests in the undersigned (or in each case its nominee or custodian) or (2) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to another corporation, partnership, limited liability company, trust, or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned;

(vii) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing required by Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (vii); provided further that no other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period;

(viii) (1) to the receipt by the undersigned from the Company of shares of Common Stock upon the exercise, vesting, or settlement of options, restricted stock units, or other equity awards granted under an equity incentive plan or other equity award arrangement, which plan or arrangement is described in the Registration Statement , the Time of Sale Prospectus and the Prospectus, or the exercise or conversion of warrants, convertible securities or other shares of convertible capital stock of the Company described in the Registration Statement, the Time of Sale prospectus and the Prospectus, or (2) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company for the purposes of exercising or settling (including any transfer for the payment of tax withholdings or remittance payments, including estimated taxes, due as a result of such vesting, settlement, or exercise of such options, restricted stock units, or other rights) on a “net exercise” or “cashless” basis options, restricted stock units, or other rights to purchase shares of Common Stock, pursuant to equity awards granted under an equity incentive plan or other equity award arrangement, which plan or arrangement is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or warrants described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case, to the extent permitted by the instruments representing such equity awards or warrants, and only in an amount necessary to cover the applicable exercise price or tax withholding obligations, including estimated taxes, of the undersigned in connection with the vesting, settlement or exercise so long as the “net exercise” or “cashless exercise” is effected solely by the surrender of outstanding equity awards or warrants (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, provided that in the case of either (1) or (2), any shares of Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the terms of this Letter Agreement; provided further in the case of either (1) or (2), no filing under Section 16(a) of the Exchange Act or other public announcement or filing shall be required or shall be voluntarily made during the Restricted Period;

(ix) to transfers to the Company of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with the repurchase by the Company from the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock at the lower of cost or fair market value pursuant to a repurchase right arising in connection with the termination of the undersigned’s employment with or provision of services to the Company; provided that any public announcement or filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (ix);

(x) to transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with a Change of Control (as defined below) of the Company after the Offering Date that has been approved by the board of directors of the Company and made to all holders of Common Stock; provided that in the event that the Change of Control transaction is not completed, the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned shall remain subject to the provisions of this Letter Agreement (for purposes of this clause (x), “Change of Control”

shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or an Underwriter pursuant to the Offering becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least a majority of the total voting power of the voting stock of the Company (or the surviving entity));

(xi) to any conversion, reclassification, exchange or swap of shares of Class B Common Stock for Class A Common Stock as permitted by the Company’s certificate of incorporation; provided that (A) such shares of Class A Common Stock received upon conversion will remain subject to the terms of this Letter Agreement and (B) any filing required by Section 16(a) of the Exchange Act will clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (xi);

(xii) to establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (“10b5-1 Trading Plan”), provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(xiii) to sales of Common Stock under a 10b5-1 Trading Plan that is existing as of the date hereof and has been disclosed to the Representative, provided that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, such filing shall state that such transaction has been executed under a 10b5-1 Trading Plan and shall also state the date such 10b5-1 Trading Plan was adopted;

(xiv) to the sale of Shares to the Underwriters pursuant to the Underwriting Agreement (including any conversion of shares of Class B Common Stock into Class A Common Stock by the undersigned in connection with the Offering);

(xv) in connection with the creation of any charge, lien, mortgage, pledge or other security interest on, or posting as collateral of, any shares of Common Stock in connection with a bona fide loan transaction; provided that the shares of Common Stock subject to the creation of any such charge, lien, mortgage, pledge or other security interest on, or posting of the shares of Common Stock as collateral, in connection with a bona fide loan transaction remain subject to the terms of this Letter Agreement;

or

(xvi) distributions (including any conversion of shares of Class B Common Stock into Class A Common Stock by the undersigned in connection therewith) of up to an aggregate 530,000 shares of Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock, to partners, members or stockholders of the undersigned, in each case, for the purpose of the ultimate recipients making charitable donations of such securities;

provided that (A) in the case of any transfer or distribution pursuant to clauses (ii)-(vii), each donee, distributee, transferee or acquirer shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (B) in the case of any transfer or distribution pursuant to clauses (ii)-(vi), (x) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period and (y) such transfer or disposition shall not involve a disposition for value.

In addition, the undersigned agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. The undersigned further confirms that it has furnished the Representative with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period. Notwithstanding anything to the contrary in this Letter Agreement, the restrictions set forth in this Letter Agreement shall not apply to the exercise of any right with respect to a registration of any shares of Common Stock; provided that no transfer of the undersigned’s shares of Common Stock proposed to be registered pursuant to the exercise of such rights under this paragraph shall occur, and no registration statement shall be publicly filed or announced, during the Restricted Period.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

In the event that the Representative withdraws from or declines to participate in the Offering, all references to the Representative contained in this Letter Agreement shall be deemed to refer to the remaining Underwriters that continue to participate in the Offering (the “Remaining Underwriters”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Letter Agreement by the Remaining Underwriters shall be deemed to be sufficient and effective for all purposes under this Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this Letter Agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of (i) the date that the Company advises the Representative in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Offering, (ii) the date that the Representative advises the Company in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Offering, (iii) the date that the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iv) March 31, 2024, if the Underwriting Agreement has not been executed by such date.

Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Letter Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)